trilogy capital partners, inc.
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                              Consulting Agreement
                           Advanced BioPhotonics, Inc.
                                  July 14, 2005

The following sets forth the agreement for the engagement of Trilogy Capital Partners, Inc. ("Trilogy") by Advanced BioPhotonics Inc. ("ABPH" or the "Company"):

Term and Termination        Trilogy's engagement commenced at the date of this
                            Agreement and terminates August 30, 2005.

Services Trilogy will consult with the Company to structure and design a strategic business marketing plan, including estimation of costs for implementation of such plan, and deliver such plan to the Company.

                            All ABPH designated confidential materials, together with any documents prepared by Trilogy under this Agreement, including without limitation, any plans, reports or derivative analysis, whether confidential or not, in Trilogy's custody are the property of ABPH and shall be promptly delivered to it upon completion of Trilogy's services under the Agreement or upon the earlier request of ABPH, provided that Trilogy may retain one copy of any such materials that it reasonably believes it may need to support its work product and advice to the Company.

Fees In consideration for the services Trilogy will provide pursuant to this Agreement, Company will pay Trilogy $18,750, with payment due upon execution of this Agreement. Wiring information is set forth below.

Indemnification             The Company agrees to provide the indemnification
                            set forth in "Exhibit A" attached hereto.

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Corporate Obligations       The obligations of Trilogy are solely corporate
                            obligations, and no officer, director, employee, agent, shareholder or controlling person of Trilogy shall be subject to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of any other party to this Agreement.

Additional Services         If Trilogy is called upon to render services
                            directly or indirectly relating to the subject matter of this Agreement, beyond the services contemplated above (including, but not limited to, production of documents, answering interrogatories, giving depositions, giving expert or other testimony, whether by agreement, subpoena or otherwise), the Company shall pay to Trilogy a reasonable hourly rates for the persons involved for the time expended in rendering such services, including, but not limited to, time for meetings, conferences, preparation and travel, and all related costs and expenses and the reasonable legal fees and expenses of Trilogy's counsel.

Independent Contractor      Trilogy and ABPH intend that an independent
                            contractor relationship be created by this Agreement, and nothing herein shall be construed as creating an employer/employee relationship, partnership, joint venture, or other business group or concerted action.

Entire Agreement;           The Confidentiality, Non-Disclosure and
Amendment                   Non-Circumvention Agreement between the parties
                            dated June 22, 2005, (a copy of which is attached hereto as Exhibit B) (the "NDA") shall be deemed to be, and hereby is, incorporated by reference into and made a part of this Agreement.

                            This Agreement, together with those other documents attached hereto or incorporated herein by reference, constitutes the entire and final agreement and understanding of the parties with respect to the subject matter of this Agreement. Any and all prior agreements, representations, statements, negotiations, understandings or undertakings, whether written or oral, with respect to the subject matter of this Agreement, are hereby superseded and replaced by this Agreement. This Agreement may not be modified or amended except by a written instrument duly executed by an authorized representative of each party to this Agreement.


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

Conflicting Terms           In the event of any conflict or inconsistency
                            between any terms and conditions of this Agreement and any terms and conditions specified in the NDA, the terms and conditions of this Agreement shall prevail and govern

Survival of Certain         The Sections entitled "Indemnification" (including
Provisions                  "Exhibit A"), "Corporate Obligations" and
                            "Additional Services" shall survive any termination of this Agreement and Trilogy's engagement pursuant to this Agreement. In addition, such termination shall not terminate Trilogy's right to compensation accrued through the date of termination and for reimbursement of expenses

Services/Costs              The compensation paid to Trilogy under this
                            Agreement will cover all costs for Trilogy personnel. Travel and entertainment costs for Trilogy personnel, in addition to certain third-party costs, will be borne by the Company.
                            Trilogy will provide reasonable documentation to support reimbursement claims. Trilogy will not incur any particular reimbursable cost of $500 or more without the written approval from the Company.

Attorneys' Fees             If any action or proceeding is brought to enforce or
                            interpret any provision of this Agreement, the prevailing party shall be entitled to recover as an element of its costs, and not its damages, reasonable attorneys' fees to be fixed by the court.

Assignment                  Neither party may assign its rights or delegate its
                            obligations hereunder without the express written consent of the other party, provided that such consent shall not be unreasonably withheld.

Governing Law               California, without giving effect to the principles
                            of conflicts of law thereof.



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                       [SIGNATURES ON THE FOLLOWING PAGE]


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

Agreed and Accepted:

Advanced BioPhotonics Inc.                        Trilogy Capital Partners, Inc.


By /s/ Denis O'Connor                             By /s/ Paul Karon
   -----------------------------                     ---------------------------
   Denis O'Connor                                    Paul Karon,
   President and CEO                                 President


Wiring:

Trilogy Capital Partners, Inc.
Signature Bank New York
Private Client Group
New York, NY 10016
Account: 1500565515
ABA: 026013576


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

                                    EXHIBIT A

                           Indemnification Provisions

Advanced BioPhotonics Inc. (the "Company") unconditionally, absolutely and irrevocably agrees to and shall indemnify and hold harmless Trilogy Capital Partners, Inc. ("Trilogy") and its past, present and future directors, officers, affiliates, counsel, shareholders, employees, agents, representatives, contractors, successors and assigns (Trilogy and such persons are collectively referred to as the "Indemnified Persons") from and against any and all losses, claims, costs, expenses, liabilities and damages (or actions in respect thereof) arising out of or related to this Agreement, and any actions taken or omitted to be taken by an Indemnified Person in connection with this Agreement ("Indemnified Claim"). Without limiting the generality of the foregoing, such indemnification shall cover losses, claims, costs, expenses, liabilities and damages imposed on or incurred by the Indemnified Persons, directly or indirectly, relating to, resulting from, or arising out of any misstatement of fact or omission of fact, or any inaccuracy in any information provided or approved by the Company in connection with the engagement. In addition, the Company agrees to reimburse the Indemnified Persons for legal or other expenses reasonably incurred by them in respect of each Indemnified Claim at the time such expenses are incurred. Notwithstanding the foregoing, the Company shall not be obligated under the foregoing for any loss, claim, liability or damage that is finally determined by a court with proper jurisdiction to have resulted primarily from the willful misconduct or bad faith of the Indemnified Person.